Exhibit 23.2

                      Consent of Kirkpatrick & Lockhart LLP

Kirkpatrick & Lockhart LLP's consent to include its opinion to the Registration Statement on Form SB-2 of Daleco Resources Corporation is contained in its opinion attached hereto as Exhibit 5.1